Exhibit 5.1

August 20, 2020
Delek Logistics Partners, LP
7102 Commerce Way
Brentwood, Tennessee 37027

Ladies and Gentlemen:
We have acted as counsel to Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offer and resale, from time to time pursuant to Rule 415 under the Securities Act, by the selling unitholder identified therein (the “Selling Unitholder”), of up to 14,000,000 issued and outstanding common units representing limited partner interests in the Partnership (the “Common Units”).
In our capacity as your counsel in the connection referred to above and as a basis for the opinion hereinafter expressed, we have examined (i) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 13, 2020 (the “Partnership Agreement”), and the Certificate of Limited Partnership of the Partnership, dated as of April 23, 2012, (ii) the Fourth Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), dated as of August 13, 2020, and the Certificate of Formation of the General Partner, dated as of April 23, 2012, (iii) statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iv) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, including minute books of the General Partner as furnished to us by the General Partner, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner and other instruments and documents and (vi) the Registration Statement and the prospectus contained therein (the “Prospectus”).
In connection with the opinion hereinafter expressed, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) a prospectus supplement, if required, will have been prepared and filed with the Commission; (iii) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) each certificate from public officials reviewed by us is accurate, complete and authentic, and all

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official public records are accurate and complete and (v) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.
Based upon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units are duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware LP Act).
The opinion set forth above is limited in all respects to matters of the Delaware LP Act and the Delaware LLC Act and the federal laws of the United States of America, in each case, as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Baker Botts L.L.P.